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                                                                  EXHIBIT NO. 12

                       STATEMENT OF COMPUTATION OF RATIOS
                           EARNINGS TO FIXED CHARGES

                                           1996         1995        1994        1993        1992
                                        ----------   ----------   ---------   ---------   ---------
                                                          (DOLLARS IN THOUSANDS)
Earnings:
Income before income taxes............  $  387,510   $  304,044   $ 261,340   $ 224,527   $ 164,892
Plus:
  Fixed charges.......................     948,497      800,986     507,940     404,360     388,901
Less:
  Capitalized interest................        (785)      (2,056)       (599)        (82)       (201)
                                        ----------   ----------   ---------   ---------   ---------
Earnings, including interest on
  deposits(A).........................   1,335,222    1,102,974     768,681     628,805     553,592
Less:
  Interest on deposits................    (644,613)    (564,064)   (377,643)   (335,708)   (337,878)
                                        ----------   ----------   ---------   ---------   ---------
Earnings, excluding interest on
  deposits(B).........................  $  690,609   $  538,910   $ 391,038   $ 293,097   $ 215,714
                                        ----------   ----------   ---------   ---------   ---------
Fixed Charges:
  Interest expense....................  $  938,194   $  791,423   $ 501,067   $ 397,743   $ 382,930
  Capitalized interest................         785        2,056         599          82         201
  Amortization of debt expense........         132          190         215         195          63
  Interest portion of rent expense....       9,386        7,317       6,059       6,340       5,707
                                        ----------   ----------   ---------   ---------   ---------
          Total Fixed Charges(C)......  $  948,497   $  800,986   $ 507,940   $ 404,360   $ 388,901
Less:
  Interest on deposits................    (644,613)    (564,064)   (377,643)   (335,708)   (337,878)
                                        ----------   ----------   ---------   ---------   ---------
          Total Fixed Charges
            excluding interest expense
            on deposits(D)............  $  303,884   $  236,922   $ 130,297   $  68,652   $  51,023
                                        ==========   ==========   =========   =========   =========
Earnings to fixed charges:
  Including interest on
     deposits(A/C)....................        1.41x        1.38x       1.51x       1.56x       1.42x
                                        ==========   ==========   =========   =========   =========
  Excluding interest on
     deposits(B/D)....................        2.27         2.27        3.00        4.27        4.23
                                        ==========   ==========   =========   =========   =========

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